Exhibit 99.1350CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Senior Floating Rate Fund, Inc. and
Master Senior Floating Rate, LLC (the “Registrant”), hereby certifies, to the best of his knowledge, that the
Registrant’s Report on Form N-CSR for the period ended February 29, 2008, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: April 23, 2008

/s/ Donald C. Burke
Donald C. Burke
Chief Executive Officer (principal executive officer) of
BlackRock Senior Floating Rate Fund, Inc. and Master Senior Floating Rate, LLC

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Senior Floating Rate Fund, Inc. and
Master Senior Floating Rate, LLC (the “Registrant”), hereby certifies, to the best of his knowledge, that the
Registrant’s Report on Form N-CSR for the period ended February 29, 2008, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: April 23, 2008

/s/ Neal J. Andrews
Neal J. Andrews
Chief Financial Officer (principal financial officer) of
BlackRock Senior Floating Rate Fund, Inc. and Master Senior Floating Rate, LLC

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the
Securities and Exchange Commission.